UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

Ecoland International, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 W. Joshua Blvd., Suite 1059, Chandler, Arizona	85226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 882-8771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On September 30, 2009 Ecoland International, Inc. filed a Current Report on Form 8-K disclosing under Item 4.01 disclosing a change of it independent registered public accounting firm.  By letter dated October  1, 2009 the staff of the Securities and Exchange Commission requested that we amend that report to provide additional disclosure regarding our former auditor.  This Current Report on Form 8-K/A is being filed in response to the staff's comments.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)
On August 6, 2009, Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. On the same date, August 6 2009, the accounting firm of Larry O Donnell CPA, CPAs was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Moore & Associates Chartered and the engagement of Larry O Donnell CPA, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended May 31, 2009 a going concern qualification in the registrant's audited financial statements.

The new registered public accounting firm will perform a review Ecoland International, Inc quarterly returns for the quarters ending February and August, 2009, an audit of the year end May 31, 2009 and a re-audit of the comparative figures for the corresponding period along with any notes to the Financial Statements.

The Public Company Accounting Oversight Board (PCAOB) revoked the registration of Moore & Associates, Chartered on August 27, 2009 because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that Moore and Associates, Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We have been unable to obtain this letter to date.

(b)
On August 6 2009, the registrant engaged Larry O Donnell CPA, CPAs as its  independent accountant. During the two most recent fiscal years and theinterim periods preceding the engagement, the registrant has not consulted Larry O Donnell CPA, CPAs regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

 Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. When used in this press release, the words "intends," "expects," "plans," "will" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements regarding our adequacy of cash, expectations regarding net losses and cash flow, statements regarding our growth, our need for future financing, our dependence on personnel, and our operating expenses. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in Ecoland International's Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at http://www.sec.gov). Ecoland International undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT: Ecoland International, Inc.
David Wallace
(602)882-8771

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecoland International, Incorporated

Date: October 20, 2009	By:	/s/ David Wallace
David Wallace
Chief Executive Officer, Chief Financial Officer and Director